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                           EXHIBIT 99.1 PRESS RELEASE




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PRESS RELEASE


CITIZENS FIRST BANCORP, INC.

CONTACT:
Marshall J. Campbell
Chairman
Citizens First Bancorp, Inc.
(810) 987-8300


           CITIZENS FIRST BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE


         Port Huron, Michigan, May 3, 2002-- Citizens First Bancorp, Inc. ("the Company")(NASD: CTZN) announced today that its Annual Meeting of Stockholders will be held on August 13, 2002 at 10:00 a.m., Eastern Time, at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan. The record date for shareholders entitled to vote at the Annual Meeting is June 21, 2002.